EXHIBIT 10.30

                                       THE
                          EXECUTIVE EXCESS BENEFIT PLAN
                                       OF
                             JACK ECKERD CORPORATION
                              AND ITS SUBSIDIARIES


         Effective December 1, 1989, JACK ECKERD CORPORATION, a Delaware corporation, hereby establishes this EXECUTIVE EXCESS BENEFIT PLAN to provide benefits on behalf of those of its executive officers participating in its Profit Sharing Plan and Pension Plan (as hereinafter defined) whose benefits under those plans are reduced by reason of the limits imposed by either or both of Sections 401(a)(17) and 415 of the Code. The Plan is intended solely to replace (and thus to provide benefits equal to) the amount of Profit Sharing Plan and Pension Plan benefits that participating employees will be prevented from earning under those Plans by reason of such limits but would have earned had such limits not applied. Accordingly, the Plan provides benefits only to the extent that such limits reduce the Profit Sharing Plan and Pension Plan benefits to which participating employees would otherwise be entitled.

         It is intended that the Plan shall benefit only those executive employees of the Company who are nominated by either its Chief Executive Officer or its Senior Vice President, Finance and Administration and who are approved by the Executive Compensation and Stock Option Committee of its Board of Directors.

         1. Definitions Provided in Pension Plan. Except as otherwise provided in Section 2, the terms used herein shall have the meanings assigned to them under the Jack Eckerd Corporation Pension Plan, as now in effect and as it may be amended hereafter from time to time.

         2. Specific Definitions. Notwithstanding Section 1, the following terms, when used herein, shall have the following meanings unless a different meaning is plainly required by the context:

         a."Account" shall mean a Participant's Excess Pension Account or Excess Profit Sharing Account, or both, as the context requires.

         b."Beneficiary" shall mean either or both of a Pension Beneficiary or a Profit Sharing Beneficiary, as the context requires.

         c."Board" or "Board of Directors" shall mean the Board of Directors of Jack Eckerd Corporation.

         d."Change in Control" shall have the meaning ascribed to that term in the Trust.

         e."Code" shall mean the Internal Revenue of 1986, as amended from time to time.

         f."Committee" shall mean the Administrative Committee appointed to manage and administer the Plan in accordance with the provisions of
           Section 14. The members of the Committee at any time shall be the same individuals who are at that time members of the Pension Committee under the Pension Plan.

         g."Company" shall mean Jack Eckerd Corporation and any of its direct and indirect subsidiaries that are authorized to participate in the Pension Plan and the Profit Sharing Plan.

         h."Compensation Committee" shall mean the Executive Compensation and Stock Option Committee of the Board.

         i."Computation  Date" shall mean the earliest of (i) the day before the date as of which the Participant begins receiving benefits under the Pension Plan, (ii) the date as of which the Compensation Committee determines, in accordance with Section 3(b), that the Participant is no longer employed in a position that qualifies him/her to participate in the Plan, and (iii) the day before the date the Plan is terminated.

         j."Disabled" or "Disability" shall mean that a Participant has been determined, in accordance with Section 5.1 of the Pension Plan, to be entitled to receive a disability pension under the Pension Plan.

         k."Employee" shall mean any person regularly  employed full time by the
           Company in any capacity (including officers and directors who regularly render services to the Company as regular full-time employees). Employees shall not include part-time employees, consultants or independent contractors of the Company.

         l."Excess Pension Account" shall mean the account established to record a participant's Excess Pension Amount (as defined in Section 4(d)) under the Plan.

         m."Excess Pension Benefit" shall have the meaning ascribed to that term in Section 8(a).

         n."Excess Profit Sharing Account" shall mean the Account established to record amounts credited to a Participant under Sections 4(b) and 4(c).

         o."Excess Profit Sharing Benefit" shall have the meaning ascribed to that term in Section 8(a).

         p."Participant" shall mean an Employee who is eligible to participate in the Plan and has become a participant in the Plan in accordance with Section 3.

         q."Pension  Beneficiary"  shall mean the  Participant's  spouse (if the spouse survives the Participant), except that if, on the date of his death, the Participant has attained the age of fifty-five (55) years, has completed any Service Period (as defined in the Pension Plan) that may then be required for such purpose under the provision of the Pension Plan that corresponds to clause (i)(B) of Section 6(a) hereof, and is unmarried but has children under the age of twenty-one
           (21) years living at home or enrolled in an educational institution, his Pension Beneficiary shall be his eligible children (collectively).

         r."Pension Plan" shall mean the Jack Eckerd Corporation Pension Plan, as amended from time to time.

         s."Pension Retirement Date" shall mean the Normal Retirement Date as defined in the Pension Plan or, in the case of a Participant who is eligible for, and who has elected to receive, an early retirement pension under Article 4 of the Pension Plan, the date the Participant becomes eligible for an early retirement pension under the Pension Plan.

         t."Plan"  shall  mean  the  Executive  Excess  Benefit  Plan of  Eckerd
           Corporation and its subsidiaries, which shall be evidenced by this instrument, as amended from time to time, and by each Plan Agreement.

         u."Plan Agreement" shall mean the written agreement, in the form attached hereto as Exhibit A, that is entered into from time to time by and between the Company and a Participant.

         v."Plan Year" shall mean the period from December 1, 1989 through December 31, 1989, and each calendar year thereafter.

         w."Profit Sharing Account" shall mean the account maintained for a Participant in the Profit Sharing Plan.

         x."Profit  Sharing  Beneficiary"  shall  mean  the  person  or  persons
           (including a trust created by a person or the estate of a person) designated by a Participant to receive the Participant's Excess Profit Sharing Benefit under the Plan upon the death of the Participant or, in the event no such person or persons are designated or survive the Participant, then the Participant's beneficiary under the Profit Sharing Plan.

         y."Profit  Sharing  Normal  Retirement  Date"  shall  mean  the  Normal
           Retirement Date as defined in the Profit Sharing Plan.

         z."Profit Sharing Plan" shall mean the Jack Eckerd  Corporation  Profit
           Sharing Plan. References herein to Sections or provisions of the Profit Sharing Plan refer to Sections or provisions of the Profit Sharing Plan document in effect on December 31, 1988 (as such Sections or provisions may be subsequently renumbered or amended).

        aa."Retirement" and "Retire" shall mean severance from employment with the Company on or after a Participant's Pension Retirement Date or Profit Sharing Normal Retirement Date.

        bb."Section" shall mean, unless specified otherwise, a section hereof.

        cc."Section 401(a)(17)  Limitations" and "Section 415 Limitations" shall mean the limitations imposed by Section 401(a)(17) or 415 of the Code, respectively, and regulations and other governmental interpretations thereunder and by the provisions of any qualified plan maintained by the Company that are intended to give effect to those limitations.

        dd."Trust" shall mean the Jack Eckerd Corporation Benefit Plans Trust, as amended from time to time.

        ee."Trustee" shall mean the trustee of the Trust.

         3. Eligibility to Participate in the Plan.

         a. Those executive Employees who are participants in the Pension Plan and the Profit Sharing Plan and who are selected from time to time by the Compensation Committee upon the recommendation of the Chief Executive Officer or the Senior Vice President, Finance and Administration of the Company shall be eligible to become Participants in the Plan. As a condition of participation, each individual so selected shall complete, execute and return to the Compensation Committee a Plan Agreement in the form attached hereto as Exhibit A and shall comply with such further conditions as may be established by and in the sole discretion of the Compensation Committee.

         b. In the event that subsequent to commencement of participation in the Plan, a Participant fails to maintain a position of employment in the Company that, in the sole discretion of the Compensation Committee, qualifies for participation in the Plan, then such Participant shall have his Account balance adjusted, in accordance with Section 4(e) below, by the amount of his Excess Pension Benefit, and shall cease to accrue further benefits under the Plan. Such Participant shall be entitled to receive his vested benefits, if any, at the time and in the manner provided by the Plan.

         c. An individual shall remain a Participant so long as any amount is credited to any of his Accounts, whether or not he is still an Employee at the time such amount continues to be credited to his Accounts.

         4. Computation of Benefits.

         a. Calculation of Imputed Profit Sharing Allocation. For each Plan Year with respect to which the Participant is an active participant in the Profit Sharing Plan and the Pension Plan, a Participant's "Imputed Profit Sharing
Allocation" shall be equal to the amount of Company contributions and forfeitures that would be allocated to the Participant's Profit Sharing Account for the Plan Year of the Profit Sharing Plan that ends on the last day of the Plan Year of the Plan under Sections 6.2 and 7.1 of the Profit Sharing Plan if the Section 415 Limitations and Section 401(a)(17) Limitations did not apply to the Profit Sharing Plan.

         b. Annual Adjustment of Account.

                  (i) As of each Adjustment Date (as defined in the Profit Sharing Plan), the Excess Profit Sharing Account of each Participant shall be adjusted upward or downward by the same percentage as the accounts of participants in the Profit Sharing Plan are adjusted in accordance with Section 7.3 of the Profit Sharing Plan.

                  (ii) As of the Adjustment Date (as defined in the Profit Sharing Plan) for each Plan Year with respect to which a Participant is an active participant in the Profit Sharing Plan and the Pension Plan, the Excess Profit Sharing Account of each Participant (after adjustment in accordance with subparagraph (1) of this paragraph (b)) shall be credited with the Participant's Imputed Profit Sharing Allocation reduced (but not below zero) by the amount of Company contributions and forfeitures actually credited to such Participant's Profit Sharing Account for that Plan Year.

         c. Final Adjustment. If the Quarterly Valuation Date (as defined in the Profit Sharing Plan) immediately preceding a Participant's Computation Date is not an Adjustment Date (as defined in the Profit Sharing Plan), the Participant's Excess Profit Sharing Account as of such Quarterly Valuation Date shall be multiplied by the adjustment ratio calculated under Section 7.6 of the Profit Sharing Plan for such Quarterly Valuation Date.

         d. Calculation of Excess Pension Amount. A Participant's "Excess Pension Amount" shall be computed as of his Computation Date and shall be equal to (i) the amount that the Participant would have accrued as a benefit under the Pension Plan (as in effect on his Computation Date) if the Section 401(a)(17) Limitations and the Section 415 Limitations did not apply to the Pension Plan, the Profit Sharing Plan, or any other qualified plan maintained by the Company, reduced (but not below zero) by (ii) the Participant's Accrued Benefit under the Pension Plan. In computing, in accordance with clause (i) of the preceding sentence, the amount that a Participant would have accrued as a benefit under the Pension Plan, (I) the amount of the offset for the benefit under the Profit Sharing Plan shall be computed as if the Section 401(a)(17) Limitations and the
Section 415 Limitations did not apply to the Profit Sharing Plan, and (II) all provisions of the Pension Plan and the Profit Sharing Plan effective on the Computation Date, including, but not limited to, any provisions freezing any benefits as of a date prior to or coincident with the Computation Date, shall be taken into account. In determining a Participant's Excess Pension Amount, the Committee shall reduce, in accordance with Section 4.,2 of the Pension Plan, the level of any benefits that commence prior to the Participant's Pension Normal Retirement Date.

         e.One-Time Adjustment of Excess Pension Account. As of a Participant's Computation Date, the Committee shall credit his Excess Pension Account with his Excess Pension Amount.

         5. Retirement or Death After Retirement.

         a. Retirement. If a Participant Retires on or after his Pension Retirement Date, distribution of his Excess Pension Benefit shall commence in the form determined in accordance with Section 8(b) on the same date as the distribution of the Participant's benefits under the Pension Plan. If a Participant Retires on or after his Profit Sharing Normal Retirement Date, distribution of his Excess Profit Sharing Benefit shall be made in a single lump sum in cash as soon as administratively practicable after the Participant terminates service.

         b. Death After Retirement or Disability. If a Participant dies after Retiring or becoming Disabled but before receiving all payments from his Excess Pension Account under the Plan, the Participant's Pension Beneficiary shall receive the remaining payments from the Participant's Excess Pension Account to which the Participant would have been entitled if the Participant had lived. If a Participant dies after Retiring or becoming Disabled, but before receiving a distribution of his entire vested interest in his Excess Profit Sharing Account, his Profit Sharing Beneficiary shall receive a single lump sum cash payment of the Participant's Excess Profit Sharing Account.

         6. Death Before Retirement, Disability and Termination of Employment.

         a. Benefits in the Case of a Death. If a Participant dies (whether or not he is an Employee on the date of his death) before Retirement and is not Disabled at the time of his death, (i)(A) if the Participant is married on the date of his death, his Excess Pension Benefit shall be paid to his Pension Beneficiary in a Single Life Annuity (as defined in Section 8(b)) commencing on the same date as the distribution of the Pension Beneficiary's benefits under
Article 7 of the Pension Plan, and (B) if, on the date of his death, the Participant has attained the age of fifty-five (55) years, has completed any Service Period (as defined in the Pension Plan) that may then be required for such purpose under the provision of the Pension Plan that corresponds to his clause (B), and is unmarried but has children under the age of twenty-one (21) years living at home or enrolled in an educational institution, his Excess Pension Benefit shall be paid to his eligible children (collectively) in a Single Life Annuity (as defined in Section 8(b)) commencing on the same date as the distribution of benefits to such children under Article 7 of the Pension Plan; and (ii) his Excess Profit Sharing Benefit shall be paid to his Profit Sharing Beneficiary in a single lump sum cash distribution as soon as administratively practicable after the Participant's death. If an unmarried Participant dies before Retirement and is not Disabled at the time of his death, and if subparagraph (i)(B) of this Section 6(a) does not apply to the Participant, then his Excess Pension Benefit shall be forfeited.

         b. Benefits in the Case of Disability. If a Participant is Disabled, he shall be entitled to receive (i) his Excess Pension Benefit in the form determined in accordance with Section 8(b) and commencing on the same date as the distribution of his disability benefits under Article 5 of the Pension Plan, and (ii) his Excess Profit Sharing Benefit in a single lump sum cash distribution as soon as administratively practicable after he is determined to be Disabled.

         c. Benefits in the Case of Termination of Employment. Upon termination of employment (other than by Retirement, as provided in Section 5, death or Disability), a Participant shall be entitled to receive (i) his Excess Pension Benefit, payable in the form determined in accordance with Section 8(b) and commencing on the same date as the distribution of his benefits under Article 6 of the Pension Plan, and (ii) his Excess Profit Sharing Benefit in a single lump sum cash distribution as soon as administratively practicable after his termination.

         7. Obligation to Pay Benefits Hereunder. Except as required by the Trust, the Company shall have no obligation to fund a trust fund or escrow account or otherwise to segregate assets to guarantee, secure or assure the payment of any benefit under the Plan, but the Company may (and to the extent required by the Trust, shall) fund a non-qualified grantor trust to provide for the payment of benefits under the Plan. The establishment or funding of any such non-qualified grantor trust shall not relieve the Company of any of its obligations pursuant to the Plan, except that amounts paid to the Participants or other payees hereunder from any such trust shall be offset against the amount of payments required to be made hereunder by the Company to the Participant or other payee. To the extent that any person acquires a right to receive payments from the Company or from any trust pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and shall not be deemed to be a right to payment of wages for purposes of any law providing for a lien or any other priority for claims for wages. Any trust established to provide for any payments hereunder shall be subject to the claims of creditors of the Company in the event of any insolvency of the Company, and all the Company's obligations to pay benefits pursuant to the Plan shall constitute only a general and unsecured contractual liability of the Company to the Participants and other payees hereunder in accordance with the terms hereof. Amounts payable hereunder, whether from such a non-qualified grantor trust or from the Company's general assets, shall be subject in all respects to claims of general creditors of the Company until actually paid over to the person(s) entitled to receive the same.

         8. Vesting and Payment of Benefits.

         a. Vesting. A Participant's Excess Pension Benefit under the Plan shall be equal to the vested percentage of the amount credited to his Excess Pension Account. At any given time, such vested percentage shall be equal to the vested percentage of the Participant's Accrued Benefit under the Pension Plan. A Participant's Excess Profit Sharing Benefit under the Plan shall be equal to the vested percentage of the amount credited to his Excess Profit Sharing Account. At any given time, such vested percentage shall be equal to the vested percentage of the Participant's account balance under the Profit Sharing Plan.

         b. Election of Form of Distribution of Excess Pension Benefit. An Eligible Employee who has been approved, in accordance with Section 3, to participate in the Plan, and who is married on the day before the date he commences participation in the Plan, shall file, prior to his commencement of participation, an irrevocable written election of the form of distribution of his Excess Pension Benefit upon his Retirement or other termination of service (his "Initial Election"). The Initial Election shall be made on a form provided by the Committee. Such married Eligible Employee may elect either consecutive, approximately level monthly payments for life with no survivor benefit (a "Single Life Annuity") or a joint and survivor annuity that is the actuarial equivalent of a Single Life Annuity and that provides consecutive, approximately level monthly payments for the life of the Eligible Employee and, after his death, consecutive, approximately level monthly payments to the Eligible Employee's Pension Beneficiary in a monthly amount equal to 50%, 75% or 100% (as elected by the Eligible Employee as part of his Initial Election) of the monthly amount paid to the Eligible Employee during his life (a "Joint and Survivor Annuity"). An Eligible Employee who has been approved, in accordance with
Section 3, to participate in the Plan and who is unmarried on the day before the date he commences participation in the Plan, shall receive his Excess Pension Benefit in the form of a Single Life Annuity, except that, if he is married on or after the date he commences participation in the Plan but prior to commencement of payment of his Excess Pension Benefit, then he may irrevocably elect, within 90 days after the date of his marriage, a 50%, 75% or 100% (as elected by the Eligible Employee as part of such election) Joint and Survivor Annuity (a "Marital Election"). If such a Participant fails to make such Marital Election within 90 days after the date of his marriage, he shall receive his Excess Pension Benefit in the form a of a Single Life Annuity. A Participant's Initial Election or Martial Election to receive a Joint and Survivor Annuity shall be null and void if, prior to the date of the commencement of payment of his Excess Pension Benefit, (i) the spouse to whom the Participant was married on the date of such Initial Election or Marital Election dies, or (ii) the Participant is divorced from such spouse, and in that event the Participant shall receive his Excess Pension Benefit in the form of a Single Life Annuity; provided that, if a widowed or divorced Participant described in this sentence is subsequently married prior to the date of commencement of payment of his Excess Pension Benefit, he may make a new Marital Election in accordance with the preceding sentence.

         c. Withholding Taxes, Etc. All amounts payable during the lifetime of a Participant shall be paid directly to the Participant unless applied for the Participant's benefit in accordance with Section 11. All amounts payable, whether to a living person or to the estate of a deceased person, shall be paid out net after the withholding of any federal, state or local income, earnings and other taxes that might be required to be withheld from such payments.

         d. Notwithstanding any provisions hereof to the contrary, if a Participant (or Beneficiary of a deceased Participant) submits to the Committee evidence satisfactory to the Committee (in its reasonable judgment) that the Internal Revenue Service has determined that any portion (which may include all) of his benefit under the Plan is includible in his gross income for any year prior to the year in which such portion of his benefit would be paid to him accordance with the provisions of the Plan other than this Section 8(d), then such portion of his benefit shall be paid to him in a single lump sum cash distribution as soon as administratively practicable after the Committee has received such evidence.

         9. Profit Sharing Beneficiary.

         a. Each Participant shall specifically designate, by name, on forms provided by the Company, the Profit Sharing Beneficiary or Beneficiaries who shall receive any benefits that might be payable under the Plan from his Excess Profit Sharing Account after his death. Such designation may be made at any time satisfactory to the Company. If a Participant has not designated a Profit Sharing Beneficiary in the manner provided above, the Participant's beneficiary under the Profit Sharing Plan shall also be his Profit Sharing Beneficiary under the Plan.

         b. A designation of a Profit Sharing Beneficiary may be changed or revoked in writing without the consent of the Profit Sharing Beneficiary at any time or from time to time in such manner as may be provided by the Company, and the Company shall have no duty to notify any person designated as a Profit Sharing Beneficiary of any change in any such designation that might affect such person's present or future rights hereunder. If the designated Profit Sharing Beneficiary does not survive the Participant, all amounts that would have been paid to such deceased Profit Sharing Beneficiary shall be paid to the alternative or successor Profit Sharing Beneficiary or Beneficiaries (if any) designated by the Participant or, if the Participant has not designated any alternative or successor Profit Sharing Beneficiary, to the estate of the deceased Participant. Not more than five (5) persons or, if a greater number, that number of persons as shall be necessary to permit the Participant to designate as simultaneous Profit Sharing Beneficiaries any or all of the Participant's surviving children and spouse, may be named as simultaneous Profit Sharing Beneficiaries of any Participant at any one time, and, if two or more persons are to be simultaneous Profit Sharing Beneficiaries, or, if the Participant wishes to designate alternative, successor or contingent Profit Sharing Beneficiaries, the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent Profit Sharing Beneficiaries, all of which must be clearly stated to the satisfaction of the Committee.

         c. If a designated Beneficiary, having survived the Participant, dies before receiving all of the amount payable hereunder to such Beneficiary, the amount that such Beneficiary would have received had he lived shall be paid to the estate of such deceased Beneficiary unless a contrary direction was made by the Participant in writing in such manner as may be satisfactory to the Company, in which event such direction shall control.

         10. Payee Presumed Competent. Every person receiving or claiming amounts payable under this Plan shall be conclusively presumed to be mentally competent and of legal age until the Company receives a written notice, in form, manner and substance acceptable to it, that such person has been adjudged legally incompetent or is a minor or that a guardian or other person legally vested with the care of such person's estate has been appointed.

         11. Distribution to Persons Under a Legal Disability. If any amount payable hereunder is payable to a minor or other person under legal disability, the Company shall make payments thereof in one (or any combination) of the following ways, as the Committee shall determine in its sole discretion; provided, however, the Company shall have the right, but is not obligated, to insist that a legal guardian be appointed before making any payments hereunder:

         a. directly to said minor or other person;

         b. to the legal representatives of said minor or other person; or

         c.to some relative or friend of said minor or other person for the support, welfare or education of such minor or other person.

The Company shall not be required to see to the application of any payment so made, and the receipt of the person in one of the above three categories to whom such payment is actually made shall fully discharge the Company from any further accountability or responsibility with respect to the amount so paid.

         12. Notice of Address; Lost Payees.

         a. Every Participant shall file a notice of his or her post office address and of the post office address and Social Security number of each Beneficiary designated by him or her and of each change of any such address, in writing, with the Company. Any communication, statement or notice addressed to any such person at the latest post office address on file shall be binding upon such person for all purposes, and the Company shall not be obliged to search for or attempt to ascertain the whereabouts of any such person except as hereinafter provided. If a Participant fails or neglects to file such addresses, the Participant's address shall be presumed to be his or her last address on file in the personnel records of the Company, and, in the case of a person whose rights accrued through or from a Participant, his or her last address shall be presumed to be in care of the last address of such Participant on file in the personnel records of the Company.

         b. If the Company is unable to locate any person entitled to receive a payment hereunder or the estate of any such person, if deceased, and if the Company shall make a search for such person and/or such person's estate in the manner hereinafter prescribed, the right and interest of such payee in and to the amount payable shall terminate on the last day of the one (1) year period commencing with the publication of the notice hereinafter described, and the amount so payable shall be payable to the estate of the Participant to whom such amount had originally been payable; provided, however, that, if the estate of such Participant cannot be located within an additional one (1) year period, the unclaimed amount shall be forfeited. In its search for such payee, the Company shall mail a notice, postage prepaid, by U.S. registered or certified mail, return receipt requested and return postage guaranteed, to the last known address of such payee or (if the payee is not the Participant and if the address of the payee is unknown) to such payee in care of the last known address of the Participant from whom such payee's rights are derived. If all notices sent as aforesaid are returned unclaimed or addressee unknown, the Company shall publish a notice in a newspaper having a general circulation in the same general area as the last known address of the payee stating that the Company holds an amount of payment hereunder and giving such additional information as may be reasonably calculated to come to the notice of the parties having an interest herein. The foregoing actions shall satisfy the Company's obligation to conduct a search for such payee or the estate of the Participant; provided, however, that the Company shall never be required to expend in such search an amount greater than the amount payable hereunder, and all amounts so expended shall be charged against the amounts held for payment.

         13. No Liability for Participant's Debts (Other than Indebtedness to the Company). If, at the time any benefit becomes payable hereunder, there is any indebtedness due the Company from the payee thereof, the Company (without being obligated to do so) may direct that some or all of the amount payable to such party be applied against such indebtedness (including any interest properly payable on such indebtedness), and only the unapplied balance shall be paid to the party otherwise entitled to receive such payment. Except to the extent amounts otherwise payable are applied against indebtedness of the Participant or Beneficiary to the Company in accordance with the foregoing authority, this Plan and the amounts payable hereunder shall not, in any manner, be liable for or subject to the debts or liabilities of any payee, and no amount payable hereunder shall, at any time or in any manner, be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance of any kind, whether to the Company or to any other party whomsoever, and whether with or without consideration. If any payee shall attempt to, or shall, anticipate, alienate, sell, transfer, assign, pledge or otherwise encumber any amounts payable hereunder or any part thereof, or, if by reason of bankruptcy or other event, such amounts would at any time be received or enjoyed by persons other than such payee except as otherwise permitted by this Plan, the Company, in its sole discretion, may terminate such person's interest in any such amounts and hold or apply such amounts to or for the use of such person or such person's spouse, children or other dependents, or any of them, as the Company may determine.

         14. Administration. This Plan shall be administered by the Committee, which shall have full power, authority and discretion to do all things necessary or appropriate to the proper administration hereof, except that the Compensation Committee shall have sole power to determine whether any Employee is entitled to participate in the Plan. The Committee's power, authority and discretion shall include, without limiting the generality of the foregoing, full power, authority and discretion to construe and interpret the Plan and the Plan Agreements and to determine all questions that may arise hereunder relating to the administration of the Plan and the Plan Agreement (other than eligibility to participate in the Plan), including questions relating to the status and rights of Participants, Beneficiaries and other persons hereunder. Any rules adopted by the Committee shall be administered uniformly and applied with equal effectiveness and in a nondiscriminatory manner to all persons similarly situated. Notwithstanding any other provision hereof, the Trustee shall have the power, authority, and discretion, pursuant to and to the extent provided in the Trust, to override any determination or interpretation by the Committee, the Compensation Committee or the Company affecting the rights of any Participant or Beneficiary to a benefit under the Plan. Notwithstanding any other provision hereof, all power, authority and discretion vested in the Committee, the Compensation Committee, or the Company under the Plan shall, on and after the date on which a Change in Control occurs, no longer be vested in the Company, the Compensation Committee, or the Committee and instead shall be vested in the Trustee.

        15. Negation of Employment Contract. This Plan is intended to, and does, relate exclusively to benefits payable after termination of employment and does not create an employment contract. Nothing contained herein shall be deemed: a.to give a Participant the right to be retained in the employ of the Company;

         b.to interfere with the right of the Company to discharge or demote a Participant at any time;

         c.to give the Company the right to require a Participant to remain in its employ; or

         d.to interfere with the right of a Participant to terminate employment at any time.

        16. Modification, Amendment or Termination.

         a. The Company reserves the absolute right to modify or amend this Plan in whole or in part, at any time and from time to time, effective as of any specified prior, current or future date, by action of the Board of Directors or its delegate, including the right to modify or amend the Plan in a manner that would reduce the amount that would otherwise be credited to a Participant's Accounts under the Plan. Notwithstanding the preceding sentence, the Company shall have no power to modify or amend the Plan in any manner that would reduce any Participant's Excess Profit Sharing Account balance hereunder on the later of (I) the effective date or (II) the adoption date, of the modification or amendment, or that would reduce the Excess Pension Benefit that any Participant would be entitled to hereunder if his Computation Date were the day before the later of (I) the effective date or (II) the adoption date of the modification or amendment, unless such action is necessary to prevent the Plan from being subject to any provision of Title I, Subtitle B, Parts 2, 3 or 4 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any successor thereto or to comply with applicable law. Notwithstanding the first sentence of this Section 16a, on or after the date of a Change in Control, the Company shall have no power to modify, amend or interpret the Plan in any manner that would result in any Participant receiving a smaller Excess Pension Benefit or Excess Profit Sharing Benefit than such Participant would have received under the terms of the Plan as in effect on the day before the date on which the Change in Control occurs. Nothing contained herein shall prevent the Company from amending, prior to a Change in Control, to the extent permitted by the Code and ERISA, and the regulations thereunder, any provision of the Pension Plan that would affect the amount credited to a Participant's Excess Pension Account under the Plan.

         b. The Company also reserves the right to terminate this Plan, in whole or in part, voluntarily as of any specified current or future date by action of the Board. This Plan shall be automatically terminated upon a dissolution of the Company (but not upon a merger, consolidation, reorganization or recapitalization of the Company if a surviving corporation therein assumes this
Plan); upon the Company being legally adjudicated a bankrupt; upon the appointment of a receiver or trustee in bankruptcy with respect to the Company's assets and business if such appointment is not set aside within ninety (90) days thereafter; or upon the making by the Company of an assignment for the benefit of creditors. Upon termination of this Plan, no additional Employees shall be selected to participate herein, and no additional benefits shall be accrued hereunder. Notwithstanding the total or partial termination of this Plan, no Participant affected thereby shall be deprived of the right to receive all amounts credited to all of his Accounts as of the date of termination of the Plan at the time and in the manner provided by this Plan upon observance and performance of his obligations under the Plan Agreement to which the Participant is a party unless such action is necessary to prevent this Plan from being subject to any provision of Title I, Subtitle B, Parts 2, 3 or 4 of ERISA or any successor thereto.

         c. In the event of the death of a Participant or any Beneficiary designated by him, the Company need not make any payment provided for under this Plan until it shall have received proof satisfactory to it of such death and of the identity, existence and location of the party thereafter entitled to receive payments under the Plan.

         d. In making any payment or taking any action under this Plan, the Company and the Committee shall be absolutely protected in relying upon any finding or statement of facts believed by it to be true, and on any written instrument believed by it to have been signed by the proper party.

         e. The Plan and all Plan Agreements entered into hereunder shall be construed and enforced under and in accordance with the laws of the State of Delaware, except to the extent superseded by federal law.

        17. Plan Agreement. Each Participant shall be entitled to benefits in accordance with the Plan and his Plan Agreement. In the event of a conflict between the Plan Agreement and the Plan, the Plan shall control.

        18. Claims Procedure. In the event that benefits under the Plan are not paid to the Participant (or his Beneficiary in the case of the Participant's death), and such person believes that he is entitled to receive them, a claim shall be made in writing to the Committee within sixty (60) days from the date payments are claimed to be due but not made. Such claim shall be reviewed by the Committee in its sole discretion. If the claim is denied in full or in part, the Committee shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, specific reference to the provisions of the Plan or the Plan Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired. However, under no circumstances shall a notification of denial that does not satisfy all of the foregoing requirements be deemed to constitute an acceptance of a claim. If the Committee does not provide the Participant (or the Beneficiary in the case that the Participant is deceased) with notice of its decision within ninety (90) days, the claim shall be deemed to be denied. If a claim is denied and a review is desired, the Participant, or his Beneficiary in the case of the Participant's death, shall so notify the Committee in writing within sixty (60) days after receipt of either the notification of denial or the expiration of the ninety (90)-day period, whichever first occurs.

         In requesting a review, the Participant or his Beneficiary may review this Plan document or his Plan Agreement or any documents relating to it and submit any written issues and comments he believes are appropriate. In its sole discretion, the Committee shall then review the claim and provide a written decision, likewise, shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan or the Plan Agreement on which the decision is based.

        19. Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "her or his" or "Participant or Participants", masculine terminology herein also shall include the feminine (and neuter, where applicable), and any term used herein in the singular also shall refer to the plural except when indicated otherwise by the context.

        IN WITNESS WHEREOF, JACK ECKERD CORPORATION has caused this Plan to be executed, and its corporate seal to be hereunto affixed, by its officers thereunto duly authorized, effective as of the date first written above.


                                                        JACK ECKERD CORPORATION



                                                    By:      /s/ Stewart Turley
                                                       Title:

(SEAL)

Attest:

 /s/ Jackie Post
Secretary


                                    EXHIBIT A

                     EXECUTIVE EXCESS BENEFIT PLAN AGREEMENT
                 OF JACK ECKERD CORPORATION AND ITS SUBSIDIARIES


         The undersigned executive employee ("Employee") acknowledges that as an employee of Jack Eckerd Corporation and its subsidiaries ("Employer"), Employee has been offered an opportunity to participate in the Executive Excess Benefit Plan of Jack Eckerd Corporation and its subsidiaries ("Plan") subject to the terms and conditions stated in the Plan, a copy of which is attached hereto and incorporated herein by reference. In the event of any inconsistency between the provisions of this plan Agreement and the Plan, the provisions of the Plan shall prevail. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Plan.

         1. Employee elects the following form of distribution of his Excess Pension Benefit under the Plan following his retirement or termination for any other reason except death (elect one option only):

 [ ]     a.       Single Life Annuity with no survivor benefit.

 [ ]     b.       Life Annuity with 50% survivor benefit.

 [ ]     c.       Life Annuity with 75% survivor benefit.

 [ ]     d.       Life Annuity with 100% survivor benefit.

         2.       Profit Sharing Beneficiary(ies):

         a. Employee hereby designates the following person or persons as primary beneficiary or beneficiaries to receive any Excess Profit Sharing Benefit payable under the Plan after the death of Employee:

Primary Profit Sharing Beneficiary(ies):

Name             Share            Relationship           Address  and  Social
                                                            Security Number


                                                         S.S. #



         b. Employee designates the following person or persons as successor Profit Sharing Beneficiary or Beneficiaries to receive any Excess Profit Sharing Benefit payable under the Plan after the death of Employee and the primary Profit Sharing Beneficiary(ies).

Successor Profit Sharing Beneficiary(ies):

Name             Share            Relationship           Address  and  Social
                                                            Security Number


                                                         S.S. #








         3. Employee has read this Plan Agreement and the Plan and is aware of and accepts the terms and conditions set forth in each document. In particular, Employee understands that the benefits payable pursuant to the Plan and the Plan Agreement are unsecured contractual obligations of the Employer.

        IN WITNESS WHEREOF the parties hereto have hereunto set their hands this
      day of           , 19  .


                                                EMPLOYER:

ATTEST:                                         JACK ECKERD CORPORATION

                                                By:
- -----------------------                           ----------------------------
                                                  Title: Chairman of the Board


WITNESS:                                        EMPLOYEE:


- -----------------------
Signature                                       Signature

                                                ------------------------------
                                                Type or Print Name

                                                ------------------------------

                                                ------------------------------
                                                Address of Employee